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EXHIBIT 99.4

GABLES RESIDENTIAL TRUST

LETTER TO CLIENTS
REGARDING

OFFER TO EXCHANGE
7.875% SERIES C-1 CUMULATIVE REDEEMABLE PREFERRED SHARES
FOR
ANY AND ALL OUTSTANDING
7.875% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES

        The Exchange Offer and Withdrawal Rights will expire at 5:00 p.m., New York City time, on                        , 2003 unless the offer is extended. Tenders may be withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date.

        To Our Client:

        We are enclosing herewith a Prospectus, dated                        , 2003, of Gables Residential Trust, a Maryland real estate investment trust (the "Company"), and a related Letter of Transmittal (which together with any amendments or supplements thereto collectively constitute the "Exchange Offer"), relating to the offer by the Company to exchange up to 1,600,000 shares of 7.875% Series C-1 Cumulative Redeemable Preferred Shares of the Company (the "Exchange Shares") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for up to 1,600,000 shares of outstanding 7.875% Series C Cumulative Redeemable Preferred Shares (the "Outstanding Shares"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. As set forth in the Prospectus, the terms of the Exchange Shares are identical in all material respects to the Outstanding Shares, except that the Exchange Shares will not be subject to restrictions on transfer.

        The enclosed material is being forwarded to you as the beneficial owner of Outstanding Shares held by us for your account or benefit but not registered in your name. An exchange of Outstanding Shares may only be made by us as the registered holder pursuant to your instructions. Therefore, the Company urges beneficial owners of Outstanding Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such holder promptly if they wish to exchange Outstanding Shares in the Exchange Offer. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender your beneficial ownership of Outstanding Shares held by us for your account.

        We request instructions as to whether you wish to tender any or all of your Outstanding Shares held by us for your account or benefit pursuant to the terms and subject to the conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to exchange your Outstanding Shares and confirming that we may make the representations contained in the Letter of Transmittal.

        Your attention is directed to the following:

  1.
  The Exchange Offer will expire at 5:00 p.m., New York City time, on                        , 2003, unless extended (the "Expiration Date").

  2.
  Tenders of Outstanding Shares may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned on any minimum number of Outstanding Shares being tendered for exchange.

  3.
  Outstanding Shares may be tendered only in integral number of shares.

  4.
  Outstanding Shares not tendered pursuant to the Exchange Offer will continue to be subject to certain restrictions on transfer. Moreover, the trading market for Outstanding Shares not exchanged in the Exchange Offer may be significantly more limited than it is at present.

  5.
  The Company has agreed to pay the expenses of the Exchange Offer.

        The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Outstanding Shares residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

        If you wish us to tender any or all of your Outstanding Shares held by us for your account or benefit, please so instruct us by completing, executing and returning to us the attached instruction form. If you authorize a tender of your Outstanding Shares, all of the Outstanding Shares held for your account will be tendered unless otherwise specified on the instruction form. Your instructions must be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date. Again, please note that the accompanying Letter of Transmittal is furnished to you only for informational purposes, and may not be used by you to exchange Outstanding Shares held by us and registered in our name for your account or benefit.

GABLES RESIDENTIAL TRUST

OFFER TO EXCHANGE
7.875% SERIES C-1 CUMULATIVE REDEEMABLE PREFERRED SHARES
FOR
ANY AND ALL OUTSTANDING
7.875% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES

Instructions to Registered Holder from Beneficial Owner

        The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus and related Letter of Transmittal in connection with the offer by the Company to exchange Exchange Shares for Outstanding Shares.

        This will instruct you to tender the number of Outstanding Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the prospectus and the related Letter of Transmittal.

        The undersigned represents that (i) the Exchange Shares acquired pursuant to the Exchange Offer are being obtained in the ordinary course of the undersigned's business, (ii) the undersigned is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate, in the distribution of such Exchange Shares, (iii) the undersigned is not an "affiliate," as defined under Rule 405 under the Securities Act, of the Company and (iv) the undersigned is not a "broker" or "dealer" tendering Outstanding Shares acquired directly from the Company.

Sign here:	Dated:
(Signature(s))
Securities which are to be tendered:	Tender all of the Outstanding Shares
Number of Outstanding Shares* ____________
Name(s) (Please Print)
Address
Zip Code
Area Code and Telephone Number
*
Unless otherwise indicated, it will be assumed that all of the Outstanding Shares listed are to be tendered.

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EXHIBIT 99.4
GABLES RESIDENTIAL TRUST LETTER TO CLIENTS REGARDING OFFER TO EXCHANGE 7.875% SERIES C-1 CUMULATIVE REDEEMABLE PREFERRED SHARES FOR ANY AND ALL OUTSTANDING 7.875% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES
GABLES RESIDENTIAL TRUST OFFER TO EXCHANGE 7.875% SERIES C-1 CUMULATIVE REDEEMABLE PREFERRED SHARES FOR ANY AND ALL OUTSTANDING 7.875% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES